UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2015

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 20, 2015, The Chemours Company (the “Company”) announced a plan to close its Edge Moor manufacturing site located outside Wilmington, Delaware. The Company’s Board of Directors committed to the plan on August 18, 2015. The Edge Moor plant is configured to produce a titanium dioxide (TiO2) product for use in the paper industry, in applications that have declined steadily for years, with an accompanying slowdown in demand that has resulted in underused capacity at the plant. The Company is targeting the end of September 2015 to stop production at Edge Moor. The Company expects to complete decommissioning around March 2016 and then begin dismantling facilities, which could take a year or longer depending on future use of the site. The Company will work with all of its site customers during this transition.

The Company estimates that it will incur a total of approximately $190 million of pre-tax charges related to the plan to close the Edge Moor site, comprised primarily of non-cash impairment charges on property, plant and equipment of approximately $110 million and cash expenditures of approximately $80 million. The estimated cash expenditures are expected to consist of approximately $13 million for severance and other employee costs, $65 million for decommissioning, dismantling and removal costs, and $2 million for contract termination costs. The Company expects to incur all of the non-cash charges and approximately $15 million of cash charges in the third quarter of 2015. The remaining cash charges are expected to be incurred during the next two to three years, primarily for decommissioning, dismantling and removal.

Because the Company is in the early stages of implementing this plan, the amount and timing of the above estimates may differ materially from the amounts provided.

The statements in this Form 8-K include forward-looking statements, which often may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. These forward-looking statements address, among other things, our anticipated future operating and financial performance, business plans and prospects, and plans to increase profitability that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements as further described in the “Risk Factors” section of the information statement contained in the registration statement on Form 10 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements.

A copy of the press release announcing the Company’s plan to close the Edge Moor manufacturing site is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 above is incorporated into this Item 2.06 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer

Date: August 20, 2015